Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 118 to Registration Statement No. 002-90649 on Form N-1A of our reports dated December 18, 2009, relating to the financial statements and financial highlights of Fidelity Investment Trust, including Fidelity International Capital Appreciation Fund, Fidelity Diversified International Fund, Fidelity Emerging Europe, Middle East, Africa (EMEA) Fund, Fidelity Europe Capital Appreciation Fund, Fidelity International Small Cap Opportunities Fund, Fidelity International Value Fund, Fidelity Total International Equity Fund, and Fidelity Worldwide Fund; of our report dated December 21, 2009, for Fidelity Series Emerging Markets Fund; and of our report dated December 22, 2009, for Fidelity International Small Cap Fund, each appearing in the Annual Report on Form N-CSR of Fidelity Investment Trust for the year ended October 31, 2009, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firms" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/Deloitte & Touche LLP

Deloitte & Touche LLP

Boston, Massachusetts

December 28, 2009